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                   [Letterhead of Mayer, Brown, Rowe & Maw]
                                                                       Exhibit 5

April 19, 2002

AmeriVest Properties Inc.
1780 South Bellaire, Suite 515
Denver, CO 80222

Gentlemen:

         We have acted as special counsel to AmeriVest Properties Inc., a Maryland corporation ("AmeriVest"), in connection with the preparation of the Company's Registration Statement on Form SB-2 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), concerning registration of 3,450,000 shares of the Company's $.001 par value common stock (the "Securities").

         As special counsel to AmeriVest, we have examined originals or copies certified or otherwise identified to our satisfaction of the Registration Statement, AmeriVest's Articles of Incorporation and Bylaws, resolutions of AmeriVest's Board of Directors and committees thereof (the "Board") and such AmeriVest records, certificates and other documents and such questions of law as we considered necessary or appropriate for the purpose of this opinion. As to certain facts material to our opinion, we have relied, to the extent we deem such reliance proper, upon certificates of officers of AmeriVest. In rendering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity of authentic original documents of all documents submitted to us as copies.

         Based upon and subject to the foregoing and to the assumptions, conditions and limitations set forth herein, we are of the opinion that the Securities have been duly authorized and when and if delivered in the manner described in the Registration Statement, will be legally issued, fully paid and, nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to our firm in the Registration Statement.

                                               Very truly yours,

                                               /s/ MAYER, BROWN, ROWE & MAW